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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 11, 1995

                              BRE PROPERTIES, INC.
_______________________________________________________________________________
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Delaware                      0-5305                   941722214
_______________________________   ______________________  _____________________
(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NUMBER)     I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

            One Montgomery Street
          Telesis Tower, Suite 2500
          San Francisco, California                         94104-5525
     _______________________________________           _____________________
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


                                 (415) 445-6530
_______________________________________________________________________________
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 5.   OTHER EVENT

     On October 11, 1995, BRE Properties, Inc. ("BRE") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among BRE, Real Estate Investment Trust of California ("REIT-Cal") and a newly-formed Maryland subsidiary of REIT-Cal ("REIT-Cal Sub"). The Merger Agreement, which has been approved by the Board of Directors and Boards of Trustees of each of the parties, would result in the acquisition of REIT-Cal by BRE through (i) a merger of REIT-Cal with and into REIT-Cal Sub followed by (ii) a merger of REIT-Cal Sub with and into BRE (the "Merger"). Following consummation of the Merger, it is contemplated that BRE would change its state of corporate domicile from Delaware to Maryland.

     Under the terms of the Merger Agreement, each issued and outstanding share of beneficial interest, without par value, of REIT-Cal would be converted into the right to receive 0.57 (the "Exchange Ratio") of a share of BRE common stock in a tax-free transaction. In the event that either (i) (a) the average closing price per share of the BRE common stock as reported by the New York Stock Exchange (the "NYSE") for the ten consecutive trading days ending on (and including) the trading day immediately preceding the date of REIT-Cal's stockholders meeting to consider the Merger (the "BRE Average Price") is less than $28.575, and (b) the difference between the BRE Average Price and the closing price of the BRE common stock on the NYSE on September 11, 1995, expressed as a percent of the closing price of the BRE common stock on the NYSE on September 11, 1995, is at least 10% greater than the percentage decline in the value of the NAREIT Equity REIT Index over the period from September 11, 1995 to the trading day immediately preceding the date of the REIT-Cal stockholders meeting to consider the Merger, or (ii) the BRE Average Price is less than $28.07, the agreement may be terminated by REIT-Cal unless BRE increases the Exchange Ratio so that the Exchange Ratio as adjusted would equal a fraction the numerator of which is the product of 0.57 times (x) $28.575 in the case of a proposed termination under clause (i) above, or (y) $28.07 in the case of a proposed termination under clause (ii) above, and the denominator of which is the BRE Average Price.

     Closing of the Merger is contingent upon, among other things, approval of the stockholders of BRE and REIT-Cal. The Merger will be treated as a purchase for accounting purposes. Upon the closing, Frank C. McDowell would continue to serve as President and Chief Executive Officer of BRE. Three executives of REIT-Cal would also be added to BRE management: Jay W. Pauly as Senior Executive Vice President and Chief Operating Officer; LeRoy Carlson as Executive Vice President and Chief Financial Officer; and John H. Nunn as Senior Vice President, Property Management. In addition, three directors of REIT-Cal would be appointed to the BRE Board of Directors, increasing BRE's Board from six to nine members.

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ITEM 7.   EXHIBITS

     Exhibit No.    Description

           2. Agreement and Plan of Merger dated October 11, 1995 by and between BRE Properties, Inc., Real Estate Investment Trust of California and Real Estate Investment Trust of Maryland.

           20. Press release dated October 11, 1995.

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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              BRE PROPERTIES, INC.
                              (Registrant)



Date:     October __, 1995    \s\ HOWARD E. MASON, JR.
                              ------------------------
                              Howard E. Mason, Jr.
                              Senior Vice President, Finance
                              (Principal Financial and Accounting Officer)

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